UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 15, 2010
(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	1-31773	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 15, 2010, Caraco Pharmaceutical Laboratories, Ltd.  (“Caraco” or the “Company”) and Sun Pharmaceutical Industries Limited (“Sun Pharma”) entered into an amendment of the marketing agreement they originally entered into on January 19, 2007.  The amendment simply extends the term of the agreement for an additional year to January 19, 2011.  As previously disclosed, under such agreement, Sun may offer certain products which require ANDAs to Caraco, and if Caraco agrees to such offer, it will purchase such products for marketing to new and existing customers.  The amendment was approved by Caraco’s Independent Committee (comprised of three independent directors).

The foregoing summary of the marketing agreement is qualified in its entirety by reference to the marketing agreement filed as Exhibit 10.20 to that certain Amendment No. 1 to Form 8-K filed with the Securities and Exchange Commission on November 5, 2007.  The Company redacted certain portions of such Exhibit 10.20 pursuant to an FOIA Confidential Treatment Request pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  On January 18, 2010, pursuant to Rule 24b-2, the Company sent by overnight delivery an application to the Secretary of the Commission requesting an extension of such confidential treatment pursunt to an FOIA Confidential Treatment Request.  The omitted material is included in the application for extension of such confidential treatment.

Item 9.01.  Financial Statements and Exhibits

d.	Exhibits.

Exhibit No.	Description

10.33	First Amendment to Agreement Between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Registrant)

Date: January 21, 2010	By:	/s/ Jitendra N. Doshi
Jitendra N. Doshi
Chief Executive Officer

Exhibit Index

10.33	First Amendment to Agreement Between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated January 15, 2010

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